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                                   EXHIBIT 4.4

                                                                  March 29, 2004

R. G. Barry Corporation
13405 Yarmouth Road
Pickerington, Ohio 43147

                          EQUIPMENT SECURITY AGREEMENT

Gentlemen:

         1. As security for the prompt payment in full of all loans and advances made and to be made to you from time to time by us, in conjunction with the factoring or accounts receivable financing agreement between us, as amended, from time to time (herein the "Agreement"), as well as to secure the payment in full of the other Obligations (hereinafter defined), you hereby pledge and grant to us a continuing general lien upon and security interest (herein "Security Interest") in the following described "Collateral":

         All present and hereafter acquired machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, and all proceeds of whatever sort.

All capitalized terms not defined herein shall have the meaning given such terms in the Agreement.

         2. This agreement is being executed by you to induce us to make discretionary Advances to you or otherwise to extend credit or financial accommodations to you in accordance with the provisions of the Agreement.

         3. The amount of the Advances made or to be made by us to you, shall at all times be in our sole discretion. The ratio of Collateral to such Advances and to the other Obligations referred to herein must be satisfactory to us at all times. We are to be at liberty, from time to time, without responsibility or liability to you, to revise any limit placed by us on Advances or other Obligations.

         4. In addition to the loans and advances made or to be made by us to you or to others for your account, "Obligations" shall include any and all indebtedness which may at any time be owing by you to us howsoever arising. Obligations shall include, without limitation, all indebtedness whether now in existence or incurred by you from time to time hereafter; whether secured by pledge, lien upon or security interest in any of your assets or property other than the Collateral herein described, or by pledge, lien upon or security interest in the assets or property of any other person, firm, entity or corporation (herein "person"); whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether you are liable to us for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include, without limitation, your liability to us for any balances owing in any account maintained on our books under the Agreement or under any other agreement or arrangement now or hereafter entered into between us; indebtedness for goods or services purchased by you from any concern whose accounts receivable are factored or financed by us; your liability to us as maker or endorser on any promissory note or other instrument for the payment of money; your liability to us under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which we may make or issue to others for your account, including any accommodation extended with

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respect to applications for letters of credit, our acceptance of drafts or our endorsement of notes or other instruments for your account and benefit. Obligations shall also include, without limitation, all interest, commissions, financing and service charges, and expenses and fees chargeable to and due from you under this agreement, the Agreement or any other agreement or arrangement which may be now or hereafter entered into between us.

         5. The Security Interest in the Collateral, unless expressly limited by the provisions of paragraph 1 above, shall extend and attach to:

             (a) The entire Collateral which is presently in existence and which is owned by you or in which you have any interest, and all Collateral which you may purchase or in which you may acquire any interest at any time and from time to time in the future, whether such Collateral is in transit or in your or our constructive, actual or exclusive occupancy or possession or otherwise, or is held by you or others for your account, and whether your interest in such Collateral is as owner or lessee or conditional vendee; and

             (b) The entire Collateral wherever located, including without limitation, all Collateral which may be located on your premises, or upon the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents, finishers, converters, processors, or to other third persons who may have possession of the Collateral; and

             (c) The entire Collateral whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, tables, accretions, component parts thereof, and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with or attached to the Collateral.

         6. You agree, at your own cost and expense, to keep the Collateral in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. You also agree to safeguard, protect and hold all Collateral for our account and make no disposition thereof unless you first obtain our prior written approval. Any sale, exchange or other disposition of any Collateral shall only be made by you with our prior written approval, and all proceeds of any such sales shall not be commingled with your other property, but shall be segregated, held by you in trust for us as our exclusive property, and shall be delivered immediately by you to us in the identical form received by you. Upon the sale, exchange, or other disposition of the Collateral, as herein provided, the Security Interest provided for herein shall without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, we shall have all of the rights of an unpaid seller, including stopping in transit, replevin, rescission and reclamation; provided, however, and notwithstanding anything to the contrary contained in this paragraph, you are authorized to sell, transfer or otherwise dispose of machinery and equipment located in Mexico and you shall be entitled to retain, at your option, the first $250,000 of proceeds generated by such sale, transfer or disposition; and provided further that you shall submit to us from time to time reports concerning the sale, transfer or disposition of such machinery or equipment in such form as we may reasonably request.

         7. You hereby warrant and represent that you are solvent; and that except as herein otherwise specifically provided, this Security Interest constitutes, and shall, except for Permitted Liens, at all times constitute, a first and only lien on the Collateral; that you are, or will be at the time additional Collateral is acquired by you, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a Security Interest therein, free and clear of any and all claims or

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liens in favor of others; that you will at your expense forever warrant and, at or request, defend the same from any and all claims and demands of any other person; that you will not grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds, in favor of any other person; and that the Collateral does not comprise a part of your inventory and that it is and will only be used by you in your business and will not be held for sale or lease, or removed from your premises, or otherwise disposed of by you without our prior written approval.

         8. You agree to maintain books and records pertaining to the Collateral in such detail, form and scope as we shall reasonably require. You agree that we or our agents may enter upon your premises at any time, and from time to time, during normal business hours and upon reasonable prior notice (unless there has occurred an Event of Default which is continuing) for the purpose of inspecting the Collateral and any and all records pertaining thereto. You agree to notify us promptly of any change in your name, mailing address, principal place of business or the location of the Collateral. You are also to advise us promptly, in sufficient detail, of any substantial change relating to the type, quantity or quality of the Collateral, or any event which would have a Material Adverse Effect on the value of the Collateral, or on the Security Interest granted to us herein.

         9. You agree to: execute and deliver to us, from time to time, solely for our convenience in maintaining a record of the Collateral, such written statements and schedules as we may reasonably require, designating, identifying or describing the Collateral pledged to us hereunder. Your failure, however, to promptly give us such statements or schedules shall not affect, diminish, modify or otherwise limit our Security Interest in the Collateral.

         10. You agree to comply with the requirements of all state and federal laws in order to grant to us a valid and perfected first Security Interest in the Collateral. To the extent permitted by applicable law, you irrevocably authorize us to file financing statements and all amendments and continuations with respect thereto, all in order to create, perfect or maintain our Security Interest in the Collateral, and you hereby ratify and confirm any and all financing statements, amendments and continuations with respect thereto heretofore and hereafter filed by us pursuant to the foregoing authorization. You agree to do whatever we may request, from time to time, by way of: leasing warehouses; filing notices of lien, financing statements, amendments, renewals and continuations thereof; cooperating with our custodians; keeping stock records; transferring Collateral to our possession; obtaining waivers from landlords and mortgagees; and performing such further acts as we may require in order to effect the purposes of this agreement.

         11. You agree to maintain insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times reasonably satisfactory to us. All policies covering the Collateral are to be made payable to us, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as we may require to fully protect our interest in the Collateral and to any payments to be made under such policies. All original policies are to be delivered to us, premium prepaid, with the loss payable endorsement in our favor, and shall provide for not less than ten (10) days prior written notice to us of the exercise of any right of cancellation. At your request, or if you fail to maintain such insurance, we may arrange for such insurance, but at your expense and without any responsibility on our part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Unless we shall otherwise agree with you in writing, we shall have the sole right, in our name or yours, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

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         12. You agree to pay, when due, all taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon the Collateral, and if such taxes remain unpaid after the date fixed for the payment thereof, or if any lien shall be claimed thereunder which in our opinion would be reasonably likely to create a valid obligation having priority over the rights granted to us herein, we may, without notice to you, but on your behalf, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to us on demand. Any and all fees, out of pocket costs and expenses, of whatever kind and nature (including any taxes, attorneys' fees or costs for insurance of any kind), which we may incur: in filing public notices; in preparing or filing documents, making title examinations or rendering opinions; in protecting, maintaining or preserving the Collateral; in enforcing or foreclosing the Security Interest hereunder, whether through judicial procedures or otherwise; or in defending or prosecuting any actions or proceedings arising out of or related to our transactions with you under this arrangement, shall be borne and paid by you. If same are not promptly paid by you, we may pay same on your behalf, and the amount thereof shall be an Obligation secured hereby and due to us on demand.

         13. You agree to comply with all acts, rules, regulations, and orders of any legislative, administrative or judicial body or official, applicable to the Collateral or any part thereof, or to the operation of your business; provided that you may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in our opinion, adversely affect our rights or priority in the Collateral hereunder.

         14. Upon the occurrence and continuance of an Event of Default, if any representation or warranty made by you hereunder is incorrect in any material respect or if any covenant made by you hereunder is breached; then we shall have the right, with or without notice to you, to foreclose the Security Interest created herein by any available judicial procedure, or to take possession of the Collateral without judicial process, and to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral. We shall have the right without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in your name or in ours, or in the name of such party as we may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as we in our sole discretion may deem advisable, and we shall have the right to purchase at any such sale. If notice of intended disposition of any said Collateral is required by law, ten (10) days notice shall constitute reasonable notification. If any Collateral shall require rebuilding, repairing, maintenance or preparation, we shall have the right, at our option, to do such of the aforesaid as is necessary, for the purpose of putting the Collateral in such saleable form as we shall deem appropriate. You agree, at our request, to assemble the Collateral and to make it available to us at places which we shall select, whether at your premises or elsewhere, and to make available to us your premises and facilities for the purpose of taking possession of, removing or putting the Collateral in saleable form. The proceeds of any such sale, lease or other disposition of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing, preparing for sale, selling, and the like, and then to the satisfaction of your Obligations to us, application as to particular Obligations or as to principal or interest to be in our sole discretion. You shall be liable to us for, and shall pay to us on demand, any deficiency which may remain after such sale, lease or other disposition, and we in turn agree to remit to you, or your successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

         15. The rights and Security Interest granted to us hereunder are to continue in full force and effect, notwithstanding the termination of the Agreement or the fact that the principal account maintained in your name on our books may from time to time be temporarily in a credit position, until the final payment to us in full of all Obligations due to us by you. Our delay, or omission to exercise

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any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver be in writing and signed by us. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

         16. To the extent that your Obligations are now or hereafter secured by any assets or property other than the Collateral, or by the guarantee, endorsement, assets or property of any other person, then we shall have the right, in our sole discretion, to determine which rights, security, liens, security interests or remedies we shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or of any of our rights hereunder.

         17. This agreement, which is subject to modification only in writing signed by us, is supplementary to, and is to be considered as part of, the Agreement. No course of dealing between us shall change or modify this agreement. The validity, interpretation and enforcement of this agreement shall be governed by the laws of the State of New York.

         18. If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the original and one copy of this agreement. This agreement shall take effect as of the date set forth above, after being accepted below by one of our officers in New York, after which, we shall forward a copy to you with signatures completed for your files.

                                    Very truly yours,

                                    THE CIT GROUP/COMMERCIAL SERVICES, INC.

                                    By /s/ Richard Lyons
                                       -----------------------------------------
                                       Name: Richard Lyons
                                       Title: Vice President

Read and Agreed to:

R.G. BARRY CORPORATION

By /s/ Thomas M. Von Lehman
   ---------------------------------
   Name: Thomas M. Von Lehman
   Title: President and CEO

                                    Accepted at:  New York, New York

                                    THE CIT GROUP/COMMERCIAL SERVICES, INC.

                                    By /s/ Stephen Leavenworth
                                       -----------------------------------------
                                       Name: Stephen Leavenworth
                                       Title: Sr. Vice President